STATE OF Newbridge, Co. Kildare, Ireland
COUNTY OF


POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, A. MAURICE MASON, a
Director of Allegiant Travel Company, a Nevada Corporation, do constitute and appoint Robert B. Goldberg, Linda A. Marvin and Andrew C. Levy my true and lawful attorneys in fact, with full power of substitution, to act individually or jointly, for me in any and all capacities, to sign, pursuant to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, any report on Form 3, Form 4 or Form 5, respecting the securities of Allegiant Travel Company, and to file the same with the Securities and Exchange Commission and any other governing body as required, together with all exhibits thereto and other documents in connection therewith, and to sign on my behalf and in my stead, in any and all capacities, any amendments to said reports, incorporating such changes as said attorney in fact deems appropriate, hereby ratifying and confirming all that said attorney in fact may do or cause to be done by virtue hereof.

The authority of my attorney in fact shall be effective until I expressly revoke it in writing and file same with the Securities and Exchange Commission.

I acknowledge that I have granted this power of attorney solely to make it more convenient for me to comply with my reporting responsibilities under Section 16 of the Exchange Act, that my granting of this power of attorney does not relieve me of any of my responsibilities to prepare and file on a timely basis all reports that I may be required to file under said Section 16, and that neither Allegiant Travel Company nor my attorney in fact has assumed, or shall be deemed to assume, any of my responsibilities in that regard.

IN WITNESS WHEREOF, I have hereunto set my hand this 5th day of December, 2006.

Signature A. MAURICE MASON
          A. MAURICE MASON

ACKNOWLEDGMENT

BEFORE me this 5th day of, 2006, came A. MAURICE MASON, personally known to me, who in my presence did sign and seal the above and foregoing Power of Attorney and acknowledged the same as his true act and deed.

NOTARY PUBLIC Niall Farrell

State of Newbridge, Co. Kildare, Ireland
My Commission Expires Commissioned for Life